Exhibit 23.3

PricewaterhouseCoopers LLP
214 N Tryon Street
Ste 3600
Charlotte NC 28202
Telephone (704) 344 7500
Facsimile (704) 344 4100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 333-141038, 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735 and 333-100553) and on Form S-3 (Nos. 333-121088, 333-31268, 333-85279, 333-88097, 333-154309 and 333-95841) of Casella Waste Systems, Inc of our report dated February 16, 2009 relating to the financial statements of US GreenFiber, LLC, which appears in Casella Waste Systems, Inc’s Annual Report on Form 10-K/A for the year ended April 30, 2009.

PricewaterhouseCoopers LLP

Charlotte, NC

December 9, 2009